UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
__________________________________________

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

December 13, 2006
Date of report (date of earliest event reported)

    FOREST LABORATORIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-5438 (Commission File Number)	11-1798614 (I.R.S. Employer Identification Number)

909 Third Avenue New York, New York (Address of principal executive offices)		10022-4731 (Zip code)

(212) 421-7850
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

         On December 13, 2006, Forest Laboratories, Inc., a Delaware corporation ("Forest") and its wholly-owned subsidiary, FL Acquisition Corp., a Delaware corporation, ("Merger Sub") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Cerexa, Inc., a Delaware Corporation ("Cerexa"), and Dennis Podlesak and Eckard Weber, M.D., as the agent (the "Stockholders’ Agent") of Cerexa’s stockholders (the "Former Stockholders"), as announced in the attached press release. Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Cerexa (the "Merger"), and Cerexa will continue as the surviving company in the Merger as a direct wholly owned subsidiary of Forest. The Board of Directors of Forest approved the Merger on December 11, 2006.

         Under the terms of the Merger Agreement, upon consummation of the Merger (the "Effective Time"), Forest will acquire all of the outstanding capital stock of Cerexa in exchange for aggregate consideration of (i) $480 million in cash, (ii) assumption of $13.6 million in expenses and payments related to the transaction and (iii) a contingent payment of $100 million if U.S net sales of ceftaroline products during any twelve-month period within the first five years following the first product launch exceed $500 million. Cerexa has rights to commercialize ceftaroline, a next generation broad-spectrum hospital based cephalosporin antibiotic which is entering Phase III Studies, pursuant to a license with Takeda Pharmaceutical Company Ltd. Pursuant to the Merger, Forest will also acquire development and marketing rights (excluding Japan and certain Asian countries) to another injectable antibiotic and an option to a third, early stage injectable antibiotic.

         An escrow will be established containing 7.5% of the cash consideration, subject to certain adjustments, and will be maintained for twelve months following the closing to secure the purchase price adjustments and the indemnity obligations of the Former Stockholders under the Merger Agreement.

         The Merger Agreement contains customary representations, warranties and covenants, including, in the case of Cerexa, covenants to conduct its business in the ordinary course consistent with past practice during the interim period between execution of the Merger Agreement and the Effective Time of the Merger.

         Completion of the Merger is subject to the following principal conditions: (i) no legal or regulatory restraint or prohibition preventing the consummation of the Merger, (ii) expiration or termination of the applicable Hart-Scott-Rodino Act waiting period, and (iii) the absence of any material adverse change affecting Cerexa. Following execution of the Agreement, the Merger was approved by the stockholders of Cerexa.

         The summary of the agreement set forth above is qualified in its entirety by the agreement, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the period ended December 31, 2006.

A copy of the press release announcing Forest’s entry into the Merger Agreement is attached to this Current Report as Exhibit 99 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

Exhibit 99. Press release of Forest Laboratories, Inc. dated December 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 19, 2006

Forest Laboratories, Inc.
(Registrant)

/s/ Francis I. Perier, Jr.
 Francis I. Perier, Jr.
Senior Vice President – Finance and
Chief Financial Officer